UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition

On October 10, 2022, Knightscope, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Case Emergency Systems, a California corporation (the “Seller”), pursuant to which the Company agreed to purchase and assume from the Seller substantially all the assets and certain specified liabilities of the Seller’s emergency call box and communications business, subject to the terms and conditions set forth in the APA (the “Acquisition”). The Company expects to close the Acquisition on October 14, 2022 or as soon as possible thereafter (the “Closing”).

The purchase price to be paid at the Closing will consist of (i) $6.16 million in cash, subject to working capital and indebtedness adjustments, less the Indemnification Holdback Amount (as defined below), and (ii) $560,000 in the form of an unsecured, non-negotiable promissory note that (a) will bear simple interest at the applicable federal rate per annum, (b) will mature on the 6-month anniversary of the Closing, with principal and accrued interest to be paid on the maturity date, and (c) will be subordinated to all senior indebtedness of the Company to the extent required by the holders thereof.

In addition, $672,000 (the “Indemnification Holdback Amount”) will be held back from the purchase price paid at the Closing and retained by the Company as security (but not the sole source of recovery) for the performance of the indemnification and other covenants, obligations and agreements of the Seller arising under the APA, any other transaction agreement or otherwise. Any portion of the Indemnification Holdback Amount not used to satisfy indemnification claims will be released to the Seller on the 12-month anniversary of the Closing.

The APA contains customary representations and warranties, covenants, closing conditions and indemnification provisions for a transaction of this nature, including, without limitation, a financing condition, confidentiality, non-compete and non-solicitation undertakings by one or more key employees of the Seller.

The Company expects to fund a portion of the cash consideration payable at Closing with the net proceeds of the Notes Offering (as defined below) and the remainder from cash on hand.

Notes Offering

On October 10, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Buyer”), pursuant to which the Company will issue and sell to the Buyer in a private placement (i) senior secured convertible notes in an aggregate principal amount of $6.075 million (the “Notes”), at an initial conversion price of $5.00 per share of the Company’s Class A common stock, par value $0.001 (the “Common Stock”), subject to adjustment upon the occurrence of specified events described in the Notes, and (ii) warrants to purchase up to 1,138,446 shares of Common Stock with an initial exercise price of $3.25 per share of Common Stock, exercisable immediately and expiring five years from the date of issuance (the “Warrants” and, together with the Notes, the “Notes Offering”), for $5.0 million of gross proceeds. The Company intends to use the net proceeds from the Notes Offering for general corporate purposes, including working capital, acquisitions and capital expenditures, such as the Acquisition disclosed above. Digital Offering, LLC, acted as the placement agent for the Notes Offering and will receive a commission of four and half percent (4.50%) of the aggregate principal amount of the Notes.

The Notes will be senior secured obligations of the Company and issued with an original issue discount of approximately 17.65%. The Notes bear no interest until an event of default has occurred, upon which interest will accrue at 12.5% per annum. The Notes mature on September 15, 2024 unless earlier converted (upon the satisfaction of certain conditions) (the “Maturity Date ”). The Notes will be secured by a first priority security interest in substantially all of the Company’s assets.

Principal payments under the Notes are payable in equal monthly installments beginning on April 5, 2023 and ending on the Maturity Date. Amortization payments are payable, at the Company’s election, in cash or, subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Conversion Price (as defined in the Notes) then in effect, and (ii) the greater of (x) $0.496, subject to adjustment as described in the Notes, (y) 92% of the VWAP (as defined in the Notes) of the Common Stock as of the trading day immediately preceding the applicable installment payment date and (z) 92% of the quotient of (A) the sum of the VWAP of the Common Stock for each of the three trading days with the lowest VWAP of the Common Stock during the 20 consecutive trading day period ending and including the trading day immediately prior to the applicable installment payment date, divided by (B) 3, subject to adjustment as described in the Notes.

The Company may, subject to certain conditions, redeem all, or any portion not less than $1.0 million (or such lesser amount then outstanding thereunder), of the Conversion Amount (as defined in the Notes) then remaining under the Notes (the “Company Optional Redemption Amount”) on the applicable redemption date (a “Company Optional Redemption”) in cash at a price equal to 100% (or 115% if an event of default exists) of the greater of (i) the Conversion Amount being redeemed, and (ii) the sum of (A) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the highest closing sale price of the Common Stock during the period commencing the trading day that is immediately prior to the date on which the Company delivers a notice of redemption and ending upon the Company’s payment of the applicable redemption amount in full. The Notes can also be redeemed by either the Company or the Buyer, as applicable, under various other circumstances, such as a change of control, events of default, subsequent financings, or at the option of the Buyer under certain circumstances, with any such redemption subject to certain terms and conditions as set forth in the Notes.

Furthermore, the Notes provide that the holders thereof are entitled to, among other things, effectuate an Alternate Conversion (as defined in the Notes), defer or accelerate certain installment payments, participate in certain future offerings of the Company’s securities, in each case, subject to various limitations and conditions and at the prices set forth in the Notes, as applicable. The Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of Common Stock.

The Notes contain certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions and the transfer of assets, among other matters. The Notes also contain certain customary events of default, including, among other things, the failure to file and maintain an effective registration statement covering the Registrable Securities (as defined below), subject to certain exceptions.

The Warrants contain certain conversion limitations, providing that a holder thereof may not exercise such Warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock immediately after giving effect to such conversion or exercise.

The Company agreed to seek stockholder approval for the issuance of all of the Securities (as defined in the Purchase Agreement), and, under certain circumstances, to allow for additional shares of Common Stock to be issued under a Permitted Equity Line (as defined in the Purchase Agreement), in each case in accordance with the rules and regulations of the Principal Market (as defined in the Purchase Agreement).

In connection with the entry into the Purchase Agreement, the Company agreed that until 90 calendar days after the effective date of the registration statement referred to below, the Company will be subject to a customary lock-up period, subject to certain exceptions, including, among other things, issuances of shares of Common Stock in connection with the Permitted Equity Line or a Permitted ATM, or the issuance of equity awards under the Company’s equity incentive plans.

In addition, the Company and the Buyer will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of all the shares of Common Stock underlying the Notes and the Warrants (the “Registerable Securities”), on or before the 30th calendar day following the Closing Date (as defined in the Purchas Agreement) and to cause such registration statement to be declared effective by the SEC on or before the 90th calendar day (or, in the event of a “full review” by the SEC, the 120th calendar day) following the Closing Date. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The foregoing is only a summary of the material terms of the APA, the Notes, the Warrants, the Purchase Agreement, the Registration Rights Agreement, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the APA, the Notes, the Warrants, the Purchase Agreement, and the Registration Rights Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 2.1, 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the Notes, the Warrants and/or the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, the Buyer represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to the Buyer in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On October 11, 2022, the Company issued a press release (the “Press Release”) announcing the Acquisition and the Notes Offering. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of October 10, 2022, by and between Knightscope, Inc. and Case Emergency Systems.
4.1	Form of Senior Secured Convertible Note
4.2	Form of Warrant to Purchase Common Stock
10.1**	Securities Purchase Agreement, dated as of October 10, 2022, by and between Knightscope, Inc. and each purchaser identified on the signature pages thereto.
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated October 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

** Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: October 11, 2022	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Chief Financial Officer